Exhibit 99.1

China Integrated Energy, Inc. Announces Closing of Over-Allotment Option

•	Press Release

•	Source: China Integrated Energy, Inc.

•	On 8:00 am EST, Thursday November 19, 2009

XI'AN, China, Nov. 19 /PRNewswire-Asia-FirstCall/ -- China Integrated Energy, Inc. (Nasdaq: CBEH; the "Company"), a leading non-state-owned integrated energy company in the People's Republic of China, today announced that it closed the sale of an additional 750,000 shares of common stock at the public offering price of $5.75 per share, pursuant to the over-allotment option exercised in full by the underwriter in connection with its public offering.

The exercise of the over-allotment option brings the total number of shares sold by the Company in this public offering to 5,750,000 and total net proceeds of the public offering of approximately $31 million, after deducting underwriting discounts and commissions and offering expenses payable by the Company. The Company anticipates that the net proceeds from the offering will be used for the expansion of its biodiesel production capacity, wholesale distribution and retail gas station businesses and for working capital and general corporate purposes.

Oppenheimer & Co. acted as sole book-running manager for the offering. Cowen and Company and Roth Capital Partners acted as co-managers for the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

About China Integrated Energy, Inc.

The Company is a leading non-state-owned integrated energy company in the PRC engaged in three business segments, the wholesale distribution of finished oil and heavy oil products, the production and sale of biodiesel and the operation of retail gas stations. The Company's primary business segment is the wholesale distribution of finished oil and heavy oil products. The Company also operates a 100,000-ton biodiesel production plant and seven retail gas stations in China.

Safe Harbor Statement

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. For example, statements about the future use of the proceeds are forward looking and subject to risks. China Integrated Energy, Inc. may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on forms 10-K, 10-Q and 8-K, in its annual report to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, risks outlined in the Company's filings with the U.S. Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

    For more information, please contact:

    China Bio Energy Holding Group
     Alex Gong, VP of Capital Market
     Tel:                 +86-136-0127-9912         +86-136-0127-9912
     Email: alexgong08@gmail.com
     Web:   http://www.cbeh.net.cn

     OR

     HC International, Inc.
     Ted Haberfield, Executive VP
     Tel:                 +1-760-755-2716         +1-760-755-2716
     Email: thaberfield@hcinternational.net
     Web:   http://www.hcinternational.net